CONSENT OF AUDITOR

We hereby consent to the use of our name as independent auditor in the Annual Report filed on Form 10-KSB pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 by NORTHBOROUGH HOLDINGS, INC.

/s/ Rooney Plotkin & Willey, LLP

ROONEY PLOTKIN & WILLEY, LLP

Providence, RI